As filed with the Securities and Exchange Commission on September ___, 1997
                                                     Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               CYLINK CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

          California                                      95-3891600
(State or Other Jurisdiction of                        (I.R.S. Employer
Incorporation or Organization)                       Identification Number)

                                910 Hermosa Court
                           Sunnyvale, California 94086
          (Address of Principal Executive Office, Including Zip Code)

                               CYLINK CORPORATION
         AMENDED AND RESTATED 1994 FLEXIBLE STOCK INCENTIVE PLAN and the
                 CYLINK/ARL 1997 NONQUALIFIED STOCK OPTION PLAN

                            (Full Title of the Plans)

                             Robert B. Fougner, Esq.
                          General Counsel and Secretary
                               Cylink Corporation
                                910 Hermosa Court
                           Sunnyvale, California 94086
                     (Name and Address of Agent for Service)

                                 (408) 735-5800
          (Telephone Number, Including Area Code, of Agent for Service)

                                    Copy to:
                            Michael C. Phillips, Esq.
                             Morrison & Foerster LLP
                               755 Page Mill Road
                           Palo Alto, California 94304

============================================================================================================================
                                          CALCULATION OF REGISTRATION FEE
============================================================================================================================
                                                  Proposed maximum
Title of securities to       Amount to be        offering price per      Proposed maximum aggregate         Amount of
     be registered            registered             share (1)               offering price (1)          registration fee
------------------------ --------------------- ----------------------- ------------------------------- =====================
Common Stock                   2,410,000              $14.44                   $34,800,400                 $10,545.00
============================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h) and (c) under the Securities Act of 1933, as amended, based upon an average of the high and low prices of Cylink Corporation common stock reported on the Nasdaq National Market on September 26, 1997.

                         Exhibit Index Located at Page 6

                               Page 1 of 7 Pages

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

         In accordance with General Instruction E to Form S-8, the contents of the Registrant's Registration Statement on Form S-8, Commission File No. 333-09797, including exhibits thereto, are hereby incorporated by reference into this Registration Statement, except as the same may be modified by the information set forth herein.

Item 8.    Exhibits.

Exhibit No.                           Description
===========                           ===========

    4.1 Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 and 3.2 to the Registrant's Registration Statement on Form S-1 (Commission File No. 33-80719) which became effective on February 15, 1996 (the "Registration Statement on Form S-1")).

    4.2 Registrant's Bylaws, and amendments thereto (incorporated by reference to Exhibit 3.3 and 3.4 to the Registration Statement on Form S-1).

    5.1          Opinion of Morrison & Foerster LLP.

   23.1          Consent of Counsel (included in Exhibit 5.1).

   23.2          Consent of Price Waterhouse LLP (see page II-4).

   24.1          Power of Attorney (see page II-5).

                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 24, 1997 which appears in Cylink Corporation's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the application of such report to the Financial Statement Schedule for the three years ended December 31, 1996 listed under Item 14(a)2 of the 1996 Annual Report on Form 10-K when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this schedule.



PRICE WATERHOUSE LLP



San Jose, California
September 29, 1997

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant, Cylink Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, California, on September 29, 1997.


                                                   CYLINK CORPORATION



                                                   By   /s/ John H. Daws
                                                      --------------------------
                                                      John H. Daws
                                                      Chief Financial Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Jimmy K. Omura, John H. Daws, and Robert B. Fougner, and each of them, as his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                    Capacity                            Date
=========                    ========                            ====

   /s/ Fernand B. Sarrat     President, Chief Executive          September 29, 1997
------------------------     Officer and Director of the Board
       Fernand B. Sarrat     of Directors

                             (Principal Executive Officer)


   /s/ John H. Daws          Vice President and Chief            September 29, 1997
-------------------          Financial Officer
       John H. Daws
                             (Principal Financial
                             and Accounting Officer)


   /s/ Jimmy K. Omura        Chief Technical Officer and         September 29, 1997
---------------------        Director of the Board of
       Jimmy K. Omura        Directors



                                      II-4


Signature                    Capacity                            Date
---------                    --------                            ----

  /s/ Leo A. Guthart         Director, Chairman of the           September 29, 1997
--------------------         Board of Directors
      Leo A. Guthart


  /s/ James H. Simons        Director                            September 29, 1997
---------------------
      James H. Simons


  /s/ Howard L. Morgan       Director                            September 29, 1997
----------------------
      Howard L. Morgan


  /s/ Elwyn Berlekamp        Director                            September 29, 1997
---------------------
      Elwyn Berlekamp


  /s/ William W. Harris      Director                            September 29, 1997
-----------------------
      William W. Harris


  /s/ King W.W. Harris       Director                            September 29, 1997
----------------------
      King W.W. Harris


  /s/ William J. Perry       Director                            September 29, 1997
----------------------
      William J. Perry



                                                          INDEX TO EXHIBITS
                                                          -----------------

Exhibit                                                                                                       Sequentially
Number                                     Document                                                           Numbered Page
======                                     ========                                                           =============

    4.1       Amended and Restated Articles of Incorporation of the Registrant                                     -
              (incorporated   by  reference  to  Exhibit  3.1  and  3.2  to  the
              Registrant's  Registration  Statement on Form S-1 (Commission File
              No.  33-80719)  which  became  effective on February 15, 1996 (the
              "Registration Statement on Form S-1")).

    4.2       Amended and Restated Bylaws of the Registrant (incorporated by reference                             -
              to Exhibit 3.3 to the Registration Statement on Form S-1).

    5.1       Opinion of Morrison & Foerster LLP.                                                                  7

   23.1       Consent of Counsel (included in Exhibit 5.1).                                                        -

   23.2       Consent of Price Waterhouse LLP (see page II-4).                                                     3

   24.1       Power of Attorney (see page II-5).                                                                   4

                                      II-6